As filed with the Securities and Exchange Commission on October 27, 2023

Registration No. 333-274631

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3717839
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

LPL Holdings, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	04-3046611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4707 Executive Drive

San Diego, CA 92121

(800) 877-7210

(Address, including zip code, and telephone number, including area code of principal executive offices)

Gregory M. Woods

LPL Financial Holdings Inc.

4707 Executive Drive, San Diego, CA 92121

(800) 877-7210

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Marko S. Zatylny

Thomas Fraser

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Telephone (617) 951-7000

Fax (617) 951-7050

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-3 of LPL Financial Holdings Inc. and LPL Holdings, Inc. (File No. 333-274631) (the “Registration Statement”) is being filed as an exhibits-only filing to file Exhibit 5.1, Exhibit 22.1 and Exhibit 107. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit Description

1.1*	Form of underwriting agreement

3.1	Amended and Restated Certificate of Incorporation of LPL Investment Holdings Inc., dated November 23, 2010 (incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-1 filed on July 9, 2010, File No. 333-167325)

3.2	Certificate of Ownership and Merger Merging LPL Financial Holdings Inc. with and into LPL Investment Holdings Inc., dated June 14, 2012 (incorporated by reference to the Form 8-K filed on June 19, 2012, File No. 001-34963)

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of LPL Financial Holdings Inc., dated May 8, 2014 (incorporated by reference to the Form 8-K filed on May 9, 2014, File No. 001-34963)

3.4	Sixth Amended and Restated Bylaws of LPL Financial Holdings Inc. (incorporated by reference to the Form 8-K filed on February 23, 2022, File No. 001-34963)

3.5	Amended and Restated Articles of Organization of LPL Holdings, Inc., dated December 28, 2005 (incorporated by reference to the Registration Statement on Form S-3 filed on February 9, 2017, File No. 333-215989)

3.6	Articles of Merger Merging LPL Holdings, Inc. with BD Acquisition, Inc., dated December 28, 2005 (incorporated by reference to the Registration Statement on Form S-3 filed on February 9, 2017, File No. 333-215989)

3.7	Amended and Restated Bylaws of LPL Holdings, Inc. (incorporated by reference to the Registration Statement on Form S-3 filed on February 9, 2017, File No. 333-215989)

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on July 23, 2010, File No. 001-34963)

4.2***	Form of Indenture

5.1	Opinion of Ropes & Gray LLP (filed herewith)

22.1	List of Subsidiary Guarantors and Issuers of Guaranteed Securities (filed herewith)

23.1***	Consent of Deloitte & Touche LLP

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1***	Powers of Attorney

25.1**	Statement of Eligibility of Trustee

107	Filing Fee Table (filed herewith)

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
***	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 27th day of October, 2023.

LPL Financial Holdings Inc.
LPL Holdings, Inc.

By:	/s/ Dan H. Arnold
Dan H. Arnold
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dan H. Arnold Dan H. Arnold	Chief Executive Officer, President, and Director of LPL Financial Holdings Inc. and LPL Holdings, Inc. (Principal Executive Officer)	October 27, 2023

/s/ Matthew J. Audette Matthew J. Audette	Chief Financial Officer of LPL Financial Holdings Inc. and LPL Holdings, Inc. (Principal Financial Officer and Principal Accounting Officer)	October 27, 2023

* Edward C. Bernard	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	October 27, 2023

* Paulett Eberhart	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	October 27, 2023

* William F. Glavin, Jr.	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	October 27, 2023

* Albert J. Ko	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	October 27, 2023

* Allison H. Mnookin	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	October 27, 2023

* Anne M. Mulcahy	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	October 27, 2023

* James S. Putnam	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	October 27, 2023

* Richard P. Schifter	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	October 27, 2023

* Corey E. Thomas	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	October 27, 2023

*By:	/s/ Gregory M. Woods
Gregory M. Woods
Attorney-in-Fact